Exhibit 99.1

FUTURE FINTECH GROUP INC. ANNOUNCES $8 MILLION

REGISTERED DIRECT OFFERING

NEW YORK, Dec. 24, 2020 /PRNewswire/ -- Future FinTech Group Inc. (NASDAQ: FTFT) ("Future FinTech", "FTFT" or "the Company"), a leading blockchain based e-commerce company and a service provider for financial technology, today announced that it has entered into a definitive agreement with institutional investors for the purchase and sale of 4,210,530 shares of its common stock and common stock warrants to purchase up to 4,210,530 shares of common stock at a combined purchase price of $8,000,007 in a registered direct offering. The common stock warrants have an exercise price of $2.15 per share, and will be immediately exercisable and will expire five years from the date of issuance. The closing of the offering is expected to occur on or about December 29, 2020, subject to the satisfaction of customary closing conditions.

A.G.P./Alliance Global Partners is acting as the sole placement agent for the offering.

The Company intends to use the net proceeds from this offering for general corporate purposes.

This offering is being made pursuant to an effective shelf registration statement on Form S-3 (File No. 333-224686) previously filed with the U.S. Securities and Exchange Commission (the “SEC”) and declared effective on December 11, 2020. A prospectus supplement describing the terms of the proposed offering will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov. Electronic copies of the prospectus supplement may be obtained, when available, from A.G.P./Alliance Global Partners, 590 Madison Avenue, 28th Floor, New York, NY 10022, or by telephone at (212) 624-2060, or by email at prospectus@allianceg.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Future FinTech Group Inc.

Future FinTech Group Inc. ("Future FinTech", "FTFT" or the "Company") is a leading blockchain e-commerce company and a service provider for financial technology incorporated in Florida. The Company's operations include a blockchain-based online shopping mall platform, Chain Cloud Mall ("CCM"), a cross-border e-commerce platform (NONOGIRL), an incubator for blockchain based application projects. The Company is also engaged in the development of blockchain based technology and services as well as financial technology services. For more information, please visit http://www.ftftex.com/.

Safe Harbor Statement

Certain of the statements made in this press release are "forward-looking statements" within the meaning and protections of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the actual results, performance, capital, ownership or achievements of the Company to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be forward-looking statements. You can identify these forward-looking statements through our use of words such as "may," "will," "anticipate," "assume," "should," "indicate," "would," "believe," "contemplate," "expect," "estimate," "continue," "plan," "point to," "project," "could," "intend," "target" and other similar words and expressions of the future.

All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in our annual report on Form 10-K for the year ended December 31, 2019 and our other reports and filings with SEC. Such reports are available upon request from the Company, or from the Securities and Exchange Commission, including through the SEC's Internet website at http://www.sec.gov. We have no obligation and do not undertake to update, revise or correct any of the forward-looking statements after the date hereof, or after the respective dates on which any such statements otherwise are made.

Future FinTech Group Inc. Tel:+ 888-622-1218 Email: ir@ftftex.com